UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, the Board of Directors (the “Board”) of Ur-Energy Inc. (“Ur-Energy” or the “Company”) approved and adopted certain amendments to the Ur-Energy Inc. Restricted Share Unit Plan, as amended, including renaming of the plan to be known as the Ur-Energy Inc. Amended and Restated Share Unit and Equity Incentive Plan (the “Plan”).

The holders of common shares of the Company (the “Shareholders”) will be asked to confirm and ratify the amendments to the Plan at the Company’s next annual meeting of Shareholders, currently scheduled for June 3, 2021. If the amendments are not confirmed by an ordinary resolution at the annual meeting of Shareholders, they will be of no force and effect, although the Plan will remain in place in its earlier form, as previously approved by the Shareholders.

In addition to renaming the Plan, the amendments permit the grant of Performance Share Units (“PSUs”) (subject to performance conditions over a defined performance period) and Direct Share Issuance of common shares (“DSIs”)(with or without conditions of vesting). The amendments do not request any increase in the percentage number of shares available for issuance under the Plan. The full text of the Plan, as amended, is attached hereto as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits No.	Description
10.1	Ur-Energy Inc. Amended and Restated Restricted Share Unit and Equity Incentive Plan, as Amended, approved and adopted by the Board on April 13, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

Date: April 16, 2021	By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel